Exhibit 99.1

NEWS RELEASE

CORRECTIONAL PROPERTIES TRUST REPORTS
THIRD QUARTER EARNINGS AND DECLARES DIVIDEND

Palm Beach Gardens, Fla. – November 2, 2004 — Correctional Properties Trust (NYSE: CPV), a real estate investment trust (REIT), today announced net income for the three months ended September 30, 2004, of $5.0 million, or $.46 per diluted share, on revenue of $6.8 million. Funds from operations (the non-GAAP financial measure described below) for the three months ended September 30, 2004, was $6.6 million, or $.59 per diluted share.

For the three months ended September 30, 2003, the Trust previously reported net income of $3.4 million, or $.33 per diluted share, on revenue of $6.7 million. Funds from operations were $5.3 million or $.52 per diluted share in 2003.

Correctional Properties Trust also announced that its Board of Trustees declared a quarterly dividend of $0.45 (forty-five cents) per share on each common share of beneficial interest, payable December 2, 2004, to shareholders of record at the close of business November 17, 2004.

Charles R. Jones, President and CEO stated, “I am pleased with the third quarter financial results, and the favorable market conditions we are seeing. We have a very strong balance sheet and are optimistic about our acquisition opportunities.”

Correctional Properties Trust, based in Palm Beach Gardens, Florida, was formed in February 1998, to capitalize on the growing trend toward privatization in the corrections industry. Correctional Properties Trust is dedicated to ownership of correctional facilities under long-term, triple-net leases, which minimizes occupancy risk and development risk.

Correctional Properties Trust currently owns 14 correctional facilities in ten states, all of which are leased, with an aggregate initial design capacity of 8,008 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the Company’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that the Company files from time to time with the Securities and Exchange Commission. Such filings include, without limitation, the Company’s Form 10-K, Forms 10-Q, Registration Statements on Form S-11 and S-3, and Form 8-K

CONTACT: Correctional Properties Trust Shareholder Services (561) 630-6336, or access Company information at http://www.CorrectionalPropertiesTrust.com

CORRECTIONAL PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2004 AND SEPTEMBER 30, 2003
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(Unaudited)

	THREE MONTHS		NINE MONTHS
	ENDED SEPT. 30,		ENDED SEPT. 30,
	2004	2003	2004	2003
REVENUES
RENTAL	$6,799	$6,643	$20,261	$18,752
INTEREST	5	19	7	44

	6,804	6,662	20,268	18,796

EXPENSES
DEPRECIATION	1,449	1,449	4,346	4,164
GENERAL and ADMINISTRATIVE	593	460	1,869	1,342
INTEREST	278	1,504	852	4,935

	2,320	3,413	7,067	10,441

INCOME FROM CONTINUING OPERATIONS	$4,484	3,249	$13,201	$8,355
DISCONTINUED OPERATIONS:
INCOME FROM ASSETS HELD FOR SALE	566	183	945	532

NET INCOME	$5,050	$3,432	$14,146	$8,887

BASIC NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.41	$0.32	$1.20	$1.00
DISCONTINUED OPERATIONS	0.05	0.02	0.09	0.06

NET INCOME PER COMMON SHARE	$0.46	$0.34	$1.29	$1.06

DILUTED NET INCOME PER COMMON SHARE
CONTINUING OPERATIONS	$0.41	$0.31	$1.19	$0.99
DISCONTINUED OPERATIONS	$0.05	$0.02	$0.09	0.06

NET INCOME PER COMMON SHARE	$0.46	$0.33	$1.28	$1.05

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
BASIC	10,983	10,161	10,978	8,405

DILUTED	11,078	10,263	11,083	8,497

FUNDS FROM OPERATIONS

Management believes Funds from Operations (“FFO”) is helpful to investors as a measure of the performance of an equity REIT. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

The Company computes Funds from Operations in accordance with the current standards established by the White Paper on Funds from Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating Funds from Operations utilized by other equity REITs, and accordingly, may not be comparable to such other REITs. The White Paper defines Funds from Operations as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Further, Funds from Operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. The Company believes that in order to facilitate a clear understanding of the consolidated operating results of the Company, Funds from Operations should be examined in conjunction with net income as presented in the consolidated financial statements.

The table below presents the Company’s Funds from Operations for the three and nine months ended September 30, 2004 and September 30, 2003. (Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2004	2003	2004	2003
Net Income	$5,050	$3,432	$14,146	$8,887
Real estate depreciation and amortization	1,449	1,449	4,346	4,164

Real Estate Depreciation and Amortization Included In Discontinued Operations	71	446	964	1,338

Funds from Operations	$6,570	$5,327	$19,456	$14,389

Weighted Average Shares Outstanding, Basic	10,983	10,161	10,978	8,405
Weighted Average Shares Outstanding, Diluted	11,078	10,263	11,083	8,497

FFO Per Share
Basic	$0.60	$0.52	$1.77	$1.71
Diluted	$0.59	$0.52	$1.76	$1.69

Other Information
Straight-Line Rents in Excess of Contract Rents	$84	$162	$281	$373
Amortization of Deferred Financing Costs	$211	$315	$632	$779